Calculation of Filing Fee Tables
S-8
NUCOR CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.40 per share	Other	6,800,000	$ 115.83	$ 787,644,000.00	0.0001531	$ 120,588.30
Total Offering Amounts:						$ 787,644,000.00		$ 120,588.30
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 120,588.30
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.40 per share of Nucor Corporation (the "Common Stock") that may become issuable under the Nucor Corporation 2025 Omnibus Incentive Compensation Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of shares of Common Stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the New York Stock Exchange on May 8, 2025, which is the date within five business days prior to the filing of this Registration Statement.